Exhibit 99.1

MARCUS CORPORATION ANNOUNCES MARK A. GRAMZ TO RETIRE

MILWAUKEE, October 30, 2025…Marcus Corporation  (NYSE: MCS) today announced that Mark A. Gramz, president of Marcus Theatres, will retire on March 31, 2026, following a distinguished 55 years with the company. A national search has begun to identify the next leader of the nation’s fourth largest movie theatre circuit, with both internal and external candidates being considered. Gramz will serve as an advisor to the company upon his retirement, sharing his vast operational insight and institutional knowledge, as well as ensuring a successful transition to the next generation of leadership.
“One of the hallmarks of our company is the many associates who have built long, satisfying careers with us, with Mark at the very top of that list. His is a great story, having literally worked his way from a ticket taker to president of the division. I know I speak for all our associates in sharing our gratitude for Mark’s dedication and for his many contributions to making the moviegoing experience at Marcus Theatres so special. He has been an exemplary leader every step of the way,” said Gregory S. Marcus, chief executive officer of Marcus Corporation.
Gramz rose to his current leadership role from an entry level job as a part-time associate while still in high school. He continued to work his way up the ranks starting as a general manager, eventually leading the Milwaukee market as a district director. Eventually he joined the corporate team in 1990, where he served in various operational leadership positions before his eventual promotion to president of Marcus Theatres in 2022.
Gramz holds bachelor’s degrees in economics and business – finance from the University of Wisconsin – Milwaukee. He currently serves on various trade association boards, including Cinema United’s government relations committee and advisory board, as well as various regional cinema trade associations, including serving as president of the Wisconsin and Upper Michigan state cinema trade association. In addition to his leadership and achievements, Gramz was honored for his impactful philanthropic efforts with the Salah M. Hassanein Humanitarian Award from ShowEast in October 2024.
“Not many can say they grew up in the movie business, but I am one of the lucky ones,” said Gramz. “It has been an incredible career working alongside Ben Marcus, Steve Marcus, Greg Marcus, our experienced leadership team and our dedicated associates to deliver memorable movie moments for our guests. As I look forward to this new chapter, I remain wholly focused on continuing to support Marcus Theatres and Marcus Corporation in continuing their long legacy of innovation and success.”

About Marcus Corporation
Headquartered in Milwaukee, Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 985 screens at 78 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 16 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.
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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the risks described in our filings with the Securities Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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